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Exhibit 10.15
FORM OF SUBSCRIPTION AGREEMENT
* See accompanying table

                             Subscription Agreement

       This Subscription Agreement is entered into as of *________, 1998 by and between CyberCash, Inc., a Delaware corporation (the "Company"), and *____________________________ ("BUYER").

       1. SALE OF STOCK. Subject to the terms and conditions herein, the Company agrees to issue to Buyer, and Buyer agrees to purchase from the Company, *_____ shares of the Company's common stock (the "SHARES") at a per share purchase price of $*____.

       2. PAYMENT. Buyer shall deliver to the Company on the date hereof by check or wire transfer the aggregate purchase price of the Shares as determined in accordance with Section 1. Upon receipt of the purchase price, the Company shall issue the Shares to Buyer.

       3. NO RESALE. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), in reliance upon exemptions contained in the Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless the Shares subsequently are so registered or qualify for exemption from registration under the Act.

       4. LEGENDS. The certificates evidencing the Shares shall bear a restrictive legend until such time as the Shares have been registered under the Act or qualify for exemption from registration under the Act, and a "stock transfer" order shall be entered in the stock transfer records of the Company with respect to the Shares.

       5. CHOICE OF LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).

       6. ENTIRE AGREEMENT; AMENDMENT. This Subscription Agreement constitutes the entire Agreement among the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Subscription Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.



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       IN WITNESS WHEREOF, the parties hereto have duly executed this
Subscription Agreement, or have caused this Subscription Agreement to be duly executed on their behalf, as of the day and year first above written.

                                             CYBERCASH, INC.

                                             By:
                                                --------------------
                                             Name:
                                             Title:


                                             -----------------------
                                             ("BUYER")


                                             By:
                                                --------------------
                                             Name:
                                             Title:


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The following table sets forth the material terms of the subscription agreements entered in 1998 between CyberCash, Inc. and certain of its directors (or entities over whom a director is deemed to have a beneficial ownership interest) for the purchase and sale of CyberCash common stock. Each of these transactions was made pursuant to the attached form of subscription agreement, with the following material terms added for the referenced purchasing director.


Purchaser                                Date of                NUMBER OF         PER SHARE PURCHASE
                                       Agreement                 ACQUIRED         PRICE
                                                                   SHARES
The Garen K. and Sharalyn King        July 8, 1998                  16,701         $11.98, which was equal to the average of
Staglin 1997 Charitable unit                                                       the closing prices of the common stock
Trust dated July 8, 1997                                                           during the five trading days preceding
                                                                                   July 8, 1998 as reported by the Nasdaq
                                                                                   National Market.

William N. Melton                     September 11, 1998           130,000         $10.00
The William N. Melton 1994

Charitable Annuity Remainder Trust    September 11, 1998            70,000         $10.00
The William N. Melton 1995

Charitable Annuity Remainder Trust    September 11, 1998            40,000         $10.00

The Melton Foundation                 September 11, 1998           110,000         $10.00

The MLR Enterprises, Inc. Master      September  9, 1998            10,000         $10.00
Pension Plan and Profit Sharing
Plan UTA dated January 1, 1991 (of
which Michael L. Rothschild is a
co-trustee)



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